AGREEMENT TO TRANSFER CONSULTING SERVICES AGREEMENT

THIS AGREEMENT TO TRANSFER CONSULTING SERVICES AGREEMENT (this “Agreement”) is entered into as of June 30, 2011, by and among General Red Company, Ltd., a company incorporated under the laws of the British Virgin Islands (“General Red BVI”), Xingguo General Red Navel Orange Preservation Company, Ltd., a limited liability company organized under the laws of the People’s Republic of China (“PRC”) (“Xingguo”) and the majority shareholder of Xingguo (“Shareholder”), and Sheng Da Holdings Limited, a company incorporated under the laws of British Virgin Islands (“Sheng Da BVI”, and with General Red BVI, Xingguo and Shareholder collectively referred to as the “Parties”).

WHEREAS, General Red BVI, Xingguo and Shareholder are parties to that certain Consulting Services Agreement date November 17, 2008 (“Consulting Agreement”), pursuant to which General Red BVI provides to Xingguo, on an exclusive basis, consulting services pertaining to general business operation, human resources, and research and development;

WHEREAS, Section 11 of the Consulting Agreement provides that General Red BVI may assign its rights and obligations under the Consulting Agreement to an affiliate;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained and for other good and valuable consideration, the parties hereto agree as follows:

A.                TRANSFER OF THE AGREEMENT.

(1)               General Red BVI hereby transfers the Consulting Agreement and assigns all rights and obligations thereunder to Sheng Da BVI, and Sheng Da BVI hereby accepts said assignment and transfer.

(2)               Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Consulting Agreement, or of any right, power, privilege or remedy provided therein, or constitute a waiver, amendment or modification of any provision of the Consulting Agreement (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.

B.                 CONFLICTS. Except as expressly set forth in this Agreement, the terms and provisions of the Consulting Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Agreement and the Consulting Agreement, this Agreement shall control.

C.                 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their legal representatives and duly authorized representatives on their behalf as of the date first set forth above.

General Red BVI:

General Red Company, Ltd.

By: /s/ Xingping Hou, For and on behalf of General Red Company, Ltd.

Name: HOU, Xingping

Title: Director

Sheng Da BVI

By: /s/ Xingping Hou, For and on behalf of Sheng Da Holdings Limited

Name: HOU, Xingping

Title: Director

Xingguo:

Xingguo General Red Navel Orange Preservation Company, Ltd.

By: /s/ Hou, Xingping

Name: HOU, Xingping

Title: Executive Director

Xingguo General Fruits Development Company, Ltd.

By: /s/ Hou, Xingping

Name: HOU, Xingping

Title: Executive Director

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